EXHIBIT 99.1


                        PRICE COMMUNICATIONS CORPORATION
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News Release                                            Contact:
 AUGUST 9, 2005                                         ROBERT PRICE
                                                        212-757-5600

                        PRICE COMMUNICATIONS CORPORATION
               REPORTS EARNINGS OF $0.08 FOR SECOND QUARTER 2005;
                          $0.15 FOR 1st SIX MONTHS 2005

     Price Communications Corporation (NYSE:PR) announced today results for the quarter and six months ended June 30, 2005. The Company reported income from its partnership with Verizon of $8.4 million the quarter ended June 30, 2004, and $16.9 million for the six months ended June 30, 2005.

     The following table presents selected unaudited financial data for the periods:

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                           UNAUDITED                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                       JUNE 30,                       JUNE 30,
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                                                                                        (000'S)
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                                                                  2005            2004            2005         2004
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
  EARNINGS FROM PARTNERSHIP                                      $8,436          $8,329         $16,857      $16,628
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  OTHER INCOME, NET                                               1,278           2,271           2,240        6,730
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  NET INCOME                                                      4,279           6,196           8,277       12,326
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  NET INCOME PER SHARE (BASIC)                                    $0.08           $0.11           $0.15        $0.22
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  WEIGHTED AVERAGE SHARES OUTSTANDING                            56,216          56,463          56,216       57,165
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

     In connection with these results, Robert Price, President of the Company said:

          "We are delighted with the performance of our Verizon Wireless of the East partnership supervised by Verizon Communications. This partnership will be converted into Verizon Communications common stock in August of 2006. Our shareholders will vote as to whether the Company should then liquidate in August 2007, a decision which 66 2/3% of the OUTSTANDING shares must approve if no suitable acquisition can be found that meets the Company's requirements. We are continuing to explore such acquisitions including mutual fund companies, cellular properties, independent telephone companies, broadcasting companies, and converting our company into a closed-end investment company."

     On August 15, 2002 Price Communications Corporation completed its transaction with Verizon, under which the cellular telephone assets of its Price Communications Wireless subsidiary were exchanged for a preferred limited partnership interest in a new partnership controlled by Verizon Wireless. This interest may be exchanged in 2006 into the common stock of Verizon Communications, Inc.

     Price Communications Corporation is a New York based corporation and trades on the NYSE. It also trades on the Chicago Stock Exchange (symbol: PR.M), the Boston Stock Exchange (symbol: PR.B), the Pacific Stock Exchange (symbol:
PR.P), and trades in Euros on the Frankfurt and Munich Stock Exchanges.

          THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT EXPECTED RESULTS. THESE RISKS AND UNCERTAINTIES ARE DISCUSSED IN THE COMPANY'S SEC FILINGS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ANNUAL REPORT ON FORM 10-K.